Exhibit 10(b)

Adtalem Global Education Inc.

Incentive Stock Option Award Agreement (Executive Officer)

Participant Name: Participant Address: Awards Granted: Award Type: Grant Name: Grant Award Date:

THIS AGREEMENT, made and entered into as of the Award Date by and between Adtalem Global Education Inc., a Delaware corporation (“Adtalem”), and the Participant.

WHEREAS, Adtalem maintains the Adtalem Global Education Inc. Amended and Restated Incentive Plan of 2013 (the “Plan”); and

WHEREAS, the Participant is an officer of Adtalem or one of its subsidiaries, who is subject to Section 16 of the Securities and Exchange Act of 1934 and has been selected by the Compensation Committee of Adtalem’s Board of Directors (the “Committee”) to receive the grant of a stock option under the Plan.

NOW, THEREFORE, Adtalem and the Participant hereby agree as follows:

1.                  Grant; Option Price.  This Agreement evidences the grant to the Participant, pursuant to the terms of the Plan, of a stock option to purchase a total of number of shares of common stock of Adtalem (“Common Stock”) as set forth above (the “Option”).  The purchase price of each share of Common Stock subject to the Option shall be the Purchase Price set forth above.  The grant is intended to be an incentive stock option as that term is described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Agreement and Option grant shall be subject to the following terms and conditions and the provisions of the Plan, which are hereby incorporated by reference.  A copy of the Plan may be obtained by the Participant from the office of the Secretary of Adtalem or from the stock administrator’s website.

2.                  Vesting and Expiration of Option.  Subject to the following terms and conditions of this Agreement, the Option shall become vested and exercisable in accordance with the Vesting Schedule set forth above, and all rights with respect to the Option shall automatically terminate on the Expiration Date as set forth above.

(a)                If the Participant`s employment with Adtalem and all affiliates terminates due to death or disability, the Option shall become fully vested and exercisable as of the date of such termination and shall continue to be exercisable until the Expiration Date.  For this purpose, “disability” means the Participant’s being determined to be disabled under Adtalem’s long-term disability plan, regardless of whether the Participant is an actual participant in such plan (if the Participant is a participant in such plan, the determination of disability shall be made by the party responsible for making such determination under the plan, and if the Participant is not a participant in such plan, the determination of disability shall be made by the Committee in its sole discretion).

(b)               If the Participant`s employment with Adtalem and all affiliates terminates due to mutual agreement, the Participant shall be credited with one additional year of service for purposes of determining the vested and exercisable portion of the Option and such portion of the Option shall continue to be exercisable until the earlier of the first anniversary of such termination of employment or the Expiration Date.  If the Participant’s employment with Adtalem and all affiliates terminates other than due to death, disability or retirement, Adtalem may, in its sole discretion, enter into a written agreement, with the Participant providing that the Participant shall be credited with one additional year of service for purposes of determining the vested and exercisable portion of the Option and such portion of the Option shall continue to be exercisable until the earlier of the first anniversary of such termination of employment or the Expiration Date. Adtalem shall have complete discretion, which need not be exercised in a consistent manner, whether to enter into such an agreement (which agreement may be conditioned upon the Participant’s execution of a release of claims, actions following the Participant’s termination of employment or such other factors as Adtalem may determine), and the Participant shall have no rights under this Section 2(b) unless such an agreement, specifically referring to this award, is entered into in writing.

(c)                If the Participant`s employment with Adtalem and all affiliates terminates due to retirement, the Option shall continue to vest and become exercisable in accordance with the vesting schedule set forth in the Notice, and once vested and exercisable, shall remain exercisable until the Expiration Date.  For this purpose, (i) “retirement” means the Participant`s termination without cause on or after the date on which the Participant has attained age 55 and the sum of his or her age and service equals or exceeds 65 (ii) the term “cause” has the meaning set forth in Section 4(b)(i) and (iii) the term “service” means the Participant’s period of employment with Adtalem and all affiliates (including any predecessor company or business acquired by Adtalem or any affiliate, provided the Participant was immediately employed by Adtalem or any affiliate).  Age and service shall be determined in fully completed years.

Any Participant whose employment terminates due to retirement as described in this Section 2(c) or who enters into an agreement as described in Section 2(b)

must execute and deliver to Adtalem an agreement, in a form prescribed by Adtalem, and in accordance with procedures established by Adtalem, that he or she will not compete with, or solicit employees of, Adtalem and its affiliates for the remainder of the vesting period, and that he or she releases all claims against Adtalem and its affiliates.  If the Participant fails to execute such agreement, or if the agreement is revoked by the Participant, the Option shall be forfeited to Adtalem on the date of the Participant’s retirement.

(d)               If the Participant`s employment with Adtalem and all affiliates is terminated without cause (as defined in Section 2(c) above), or due to his or her resignation, the portion of the Option not then vested and exercisable shall be cancelled and forfeited and the portion of the Option then vested and exercisable shall continue to be exercisable for 90 days following the date of such termination of employment except as otherwise provided in Section 2(b).

(e)                If the Participant`s employment with Adtalem and all affiliates is terminated for cause (as defined in Section 2(c) above), the portion of the Option not then vested and exercisable shall be cancelled and forfeited and no portion of the Option shall be exercisable after the date of such termination of employment.

(f)                For purposes of this Agreement, the term “affiliate” means each entity with whom Adtalem would be considered a single employer under Sections 414(b) and 414(c) of the Code, substituting “at least 50%” instead of “at least 80%” in making such determination.

(g)               If the Committee determines, in its sole discretion, that there is an Excess Award, the Excess Award shall be satisfied:

(i)                 From any portion of the Award that has not yet been exercised, by (A) forfeiting the unvested portion of the Award, then (B) to the extent necessary, forfeiting the vested portion of the Award not yet exercised.

(ii)               To the extent necessary with respect to the portion of the Award that has been exercised, by (A) the Participant returning the Shares issued under this Award (and repayment to the Participant of the purchase price paid for those shares), (B) forfeiting all or any portion of the Participant’s other Awards, (C) in the Committee’s sole discretion, entering into an agreement with the Participant for the repayment of all or any portion of an Excess Award, (D) to the extent permitted by law, offsetting any portion of an Excess Award against any other amounts owed to the Participant by Adtalem or any affiliate, (E) in the Committee’s sole discretion, pursuing legal action against the Participant to secure repayment of the Excess Award, and/or (F) any other method of recoupment the Committee determines is appropriate.

(h)               For purposes of this Agreement:

(i)                 “Excess Award” shall mean all or any portion of this Award that the Committee determines, in its sole discretion, was granted based on the financial results that subsequently become Restated Financials and/or the value of which was impacted by the Restated Financials.

(ii)               “Restated Financials” shall mean any applicable financial results of Adtalem and/or one or more of its affiliates that are subsequently restated due to conduct by the Participant that the independent directors of the Board of Directors or a committee of such board determine, in their sole discretion, was knowing, intentionally fraudulent or illegal.

(i)                 The foregoing provisions of this Section 2 shall be subject to the provisions of any written employment security agreement or severance agreement that has been or may be executed by the Participant and Adtalem, and the provisions in such employment security agreement or severance agreement concerning vesting and exercise of an Option shall supersede any inconsistent or contrary provision of this Section 2.

(j)                 If the Fair Market Value of shares subject to the portion of an Option (determined with respect to each Option at the time of grant) that vests during a calendar year exceeds $100,000, the portion of such Option that exceeds this limitation shall be a nonqualified stock option.  Thus, accelerated vesting of the Option may result in all or any part of the Option being treated as a nonqualified stock option.

(k)               If the Participant is prohibited from exercising the Option by any applicable law, regulation or stock exchange rule (including any trading restriction imposed by Adtalem) on the Expiration Date, the Expiration Date shall be extended until the tenth trading day following the last day on which the Participant is no longer subject to such restriction, but only if Adtalem determines that such extension will not cause the Option to violate the requirements of Section 409A of the Internal Revenue Code.

          3.               Exercise

(a)                While the Option is vested and exercisable pursuant to Section 2, the Option may be exercised in whole or in part by filing a written notice with the Secretary of Adtalem at its corporate headquarters.  The exercise notice must be filed by the Participant, or his or her beneficiary in the event of the Participant’s death, while the Option is still exercisable, must specify the number of shares of Common Stock which the Participant elects to purchase and must be accompanied by payment of the purchase price.

(b)               Payment of the purchase price shall be by one or more of the following methods: (i) in cash, (ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice and irrevocable instructions to deliver the purchase price to Adtalem from the proceeds of the sale of shares subject to the Option, (iii) by delivery (including attestation) to Adtalem of other shares of Common Stock owned by the Participant that is acceptable to Adtalem, valued at its then Fair Market Value, or (iv) by directing Adtalem to withhold such number of shares of Common Stock otherwise issuable upon exercise of the Option with a Fair Market Value equal to the amount of the payment to be withheld.

(c)                No shares of Common Stock shall be issued upon exercise of the Option until full payment of the exercise price has been made.

4.                  Change in Control.

(a)         In the event that the Participant’s employment with Adtalem and all affiliates is terminated without cause or for good reason within twenty-four months following a Change in Control (as defined in the Plan), the Option (or any option or other award into which the Option is converted, or that is issued in substitution for the Option, pursuant to the Change in Control) shall become immediately vested and exercisable. Notwithstanding the foregoing, if as a result of the Change in Control either Adtalem or the successor to its business ceases to be publicly traded, or the successor to Adtalem does not assume the Option, or issue a new award in substitution for it, the Committee shall have the sole discretion to provide for accelerated vesting of the Option and take other appropriate actions with respect to the Option, including providing for the mandatory purchase of the Option for an amount of cash equal to the difference between the purchase price of the Option and the then Fair Market Value of the Common Stock covered by the Option, multiplied by the number of shares of Common Stock covered by the Option (or canceling the Option without consideration if the Fair Market Value of the Common Stock does not exceed the purchase price).

(b)         For purposes of this Section 4:

(i)   “cause” means (A) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (B) willful failure to perform duties as reasonably directed by the Chief Executive Officer of Adtalem or its successor (the “CEO”) or the CEO’s designee, (C) the Participant’s gross negligence or willful misconduct with respect to the performance of the Participant’s duties, or (D) obtaining any personal profit not fully disclosed to and approved by the Adtalem Board of Directors in connection with any transaction entered into by, or on behalf of, Adtalem or its successor; and

(ii)   “good reason” means, without the Participant’s consent, (A) material diminution in title, duties, responsibilities or authority; (B)

reduction of base salary, bonus target or employee benefits except for across-the-board changes for Participants at the Participant’s level; (C) exclusion from employee benefit/compensation plans otherwise applicable to employees at the Participant’s level; (D) a material breach of any employment agreement between Adtalem and Participant that Adtalem or its successor has not cured within thirty (30) days after the Participant has provided Adtalem or its successor notice of the material breach which shall be given within sixty (60) days of the Participant’s knowledge of the occurrence of the material breach; or (E) resignation in compliance with securities, corporate governance or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to such Participant (other than by reason of a breach by Participant of any such law). For avoidance of doubt, a change in reporting relationship to the CEO’s designee shall not constitute “good reason.”

5.                  Transferability.  The Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

6.                  Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee.  The Committee shall have all of the powers with respect to this Agreement as with respect to the Plan.  Any interpretation of, or decision with respect to, this Agreement made by the Committee shall be final and binding on all persons.

7.                  Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan.

8.                  Successors.  This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of Adtalem, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Participant.

9.                  Beneficiary Designation.  The Participant may, from time to time, name any beneficiary or beneficiaries to exercise any vested Option and to whom distribution of the shares of Common Stock subject to the vested Option is to be made, in the event of his or her death.  Each such designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant with the Committee during his or her lifetime.  In the absence of any such designation, or if all beneficiaries predecease the Participant, then the Participant’s beneficiary shall be his or her estate.

10.              Participant and Stockholder Status.  This Agreement does not constitute a contract of continued service and does not give the Participant the right to be retained as an employee of Adtalem.  This Agreement does not confer upon the Participant any right as a stockholder of Adtalem prior to the issuance of Common Stock pursuant to the exercise of the Option.

11.              Amendment.  This Agreement may be amended by written agreement of the Participant and the Committee.

12.              Governing Law.  This Agreement, and the Option, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

13.              Acceptance of Agreement by Participant.  The Participant’s receipt of the Option is conditioned upon the acceptance of this Agreement by the Participant no later than 60 days after the Award Date set forth above or, if later, 30 days after the Participant receives this Agreement.  Upon execution of the Agreement, the Participant and Adtalem signify their agreement with the terms and conditions of this Agreement.